Exhibit 10.20

AGREEMENT

This Agreement dated this 25th day of March, 1975, by and between the Trustees of the FRATERNAL ORDER OF EAGLES of Las Vegas, Aerie 1213, hereinafter referred to as “Landlord”, and the GOLDEN NUGGET, INC., a Nevada corporation, hereinafter referred to as “Tenant”.

WHEREAS, Landlord and Tenant did enter into a Lease dated the 4th day of September, 1962.

WHEREAS, a dispute has arisen between the parties as to the proper manner of computing the additional rent pursuant to Paragraph 6 of said Lease.

WHEREAS, the parties hereto desire by this Agreement to fully settle said dispute between the parties on the terms and conditions hereinafter set forth.

1.                                       The correct Consumer Price Index (“CPI”) for July of 1974 is 172.2.

2.                                       The correct percentage increase for the year commencing August 1, 1974 and ending July 31, 1975 is 63.2%, which percentage is computed by subtracting the CPI for July, 1962 from the CPI for July, 1974 and dividing such difference by 105.5 (the CPI for July, 1962).

3.                                       The additional rental for each future year of said Lease (including all extensions and renewals thereof) shall be computed in accordance with the formula set forth in Paragraph 2 hereof.  For example, the additional rental for the period from August 1, 1975 to July 31, 1976 shall be computed by subtracting the CPI for July 1962 from the CPI for July 1975 and dividing such difference by the CPI for July 1962.

4.                                       The parties agree that the Lease provides that

no corrections for prior years are permissible under the Lease.

GOLDEN NUGGET, INC.		FRATERNAL ORDER OF EAGLES LAS VEGAS AERIE 1213
By	/s/ Stephen A. Wynn	By	/s/ Harold Horn
	Stephen A. Wynn – President		Trustee
		By	/s/ Fred W. Stone
By	/s/ Kenneth R. Wynn		Trustee
	Kenneth R. Wynn – Secretary	By	/s/ Charles A. Morris
Trustee
		By	/s/ John O. Tomblin
Trustee
		By	/s/ Robert L. Vandeventer
Trustee

STATE OF NEVADA	)
) SS.
COUNTY OF CLARK	)

On this 25th Day of March, 1975, before me, the undersigned Notary Public in and for said County and State, personally appeared Harold Horn, Fred Stone, Charles Morris, John Tomblin, and Robert Vandeventer, known to me to be the Board of Trustees of the FRATERNAL ORDER OF EAGLES, LAS VEGAS AERIE 1213, that executed the foregoing instrument, and upon oath did depose that they are the Trustees of said FRATERNAL ORDER OF EAGLES as above designated; that they are acquainted with the seal of said corporation and that the seal affixed to said instrument is the corporate seal of said corporation; that the signatures to said instrument were made by the officers of said corporation as indicated after said signatures; and that the said corporation executed the said instrument freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal.

/s/ Hartley R. Ashe
Notary Public

(Notarial Seal)
State of Nevada, Clark County
My Commission Expires June 5, 1978

STATE OF NEVADA	)
) SS.
COUNTY OF CLARK	)

On this 18 day of March, 1975, before me, the undersigned Notary Public in and for said County and State, personally appeared STEPHEN A. WYNN and KENNETH R. WYNN, known to me to be the President and Secretary, respectively, of GOLDEN NUGGET, INC., the corporation that executed the foregoing instrument, and upon oath did depose that they are the officers of said corporation as above designated; that they are acquainted with the seal of said corporation and that the seal affixed to said instrument is the corporation seal of said corporation; that the signatures to said instrument were made by the officers of said corporation as indicated after said signatures; and that the said corporation executed the said instrument freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal.

/s/ Sandra J. Kelley
Notary Public
State of Nevada
County of Clark
My Commission Expires:
(Notarial Seal)
April 28, 1975